EXHIBIT 32.b

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of BF Garden Tax Credit Fund IV L.P. (the “Fund”) on Form 10-K for the period ended March 31, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Marie Reynolds, Principal Financial Officer of the Fund’s general partner, BF Garden Associates IV L.P., certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge, after due inquiry:

(1)	The Report fully complies with the requirements of section 13(a)-15 or 15(d)-15 of the Securities and Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date: June 28, 2021	/s/ Marie Reynolds
Marie Reynolds
Principal Accounting and Financial Officer, BF Garden Associates IV L.P.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Fund and will be retained by the Fund and furnished to the Securities and Exchange Commission or its staff upon request.